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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-K
                         ------------------------------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 20, 2006


                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                     1-15345                25-1391475
         --------------            ----------------------       ------------
        (State or other           (Commission File Number)     (IRS Employer
juristidiction of incorporation)                             Identification No.)
                                2441 Viscount Row
                             Orlando, Florida 32809
                             ----------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (407) 855-5500
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Report includes forward-looking statements related to Galaxy Nutritional Foods, Inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the outcome of pending litigation, and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect Galaxy's future results and business plans, please see our filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended March 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2005. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Section 2 Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

      Pursuant to a Note and Warrant Purchase Agreement dated September 12, 2005, Galaxy Nutritional Foods, Inc. (the Company) received $1,200,000 as a loan from Mr. Frederick A. DeLuca, a greater than 10% shareholder. In October 2005, pursuant to several Note and Warrant Purchase Agreements dated September 28, 2005, the Company received a $600,000 loan from Conversion Capital Master, Ltd., a $485,200 loan from SRB Greenway Capital (Q.P.), L.P., a $69,600 loan from SRB Greenway Capital, L.P., and a $45,200 loan from SRB Greenway Offshore Operating Fund, L.P. The combined total of these loans is $2,400,000. The loans are evidenced by unsecured promissory notes (the "Notes") held by the above-referenced parties (the "Note Holders"). The Notes required monthly interest-only payments at 3% above the bank prime rate of interest per the Federal Reserve Bank (the "Prime Rate") and matured on June 15, 2006. The Company received a letter on June 20, 2006, from all of the Note Holders other than Mr. DeLuca, notifying the Company that its failure to pay the amounts due and owing on the maturity date constitutes a default under the Notes held by such Note Holders. Pursuant to the terms of the Notes, if the Company does not cure a default within 10 days after receipt of a notice of default, it is obligated to pay interest at the default rate of 8% above the Prime Rate. The Company does not currently have the liquidity to pay the Notes in accordance with their original terms and is negotiating with the Note Holders regarding extending the maturity of the Notes, refinancing the Notes and/or converting all or a portion of the Notes into equity. There can be no assurance that the Company will be successful in its negotiations with the Note Holders or that the terms of any such refinancing or conversions will not result in the issuance, or potential issuance, of a significant amount of equity securities. In the event the Company is not successful, any collection actions by the Note Holders could have a material adverse affect on the liquidity and financial condition of the Company or its ability to secure additional financing.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006                        Galaxy Nutritional Foods, Inc.



                                             By: /s/ Salvatore J. Furnari
                                                 -------------------------------
                                                 Salvatore J. Furnari
                                                 Chief Financial Officer


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